Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"OZOLUTIONS INC.", A DELAWARE CORPORATION,

WITH AND INTO "INTERNATIONAL DEVELOPMENT CORP." UNDER THE NAME OF "INTERNATIONAL DEVELOPMENT CORP.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF NOVEMBER, A.D. 2004, AT 6:50 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE NINTH DAY OF DECEMBER, A.D. 2004.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3892306 8100M

040860344

AUTHENTICATION: 3527555

DATE: 12-07-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:50 PM 11/30/2004
FILED 06:50 PM 11/30/2004
SRV 040860344 - 2579462 FILE

CERTIFICATE OF MERGER
MERGING OZOLUTIONS INC.,
A DELAWARE CORPORATION,
WITH AND INTO
INTERNATIONAL DEVELOPMENT CORP.,
A NEVADA CORPORATION

Pursuant to the provisions of Title 8, Section 252(c) of the Delaware General Corporation Law, the undersigned corporation hereby executes the following Certificate of Merger:

1. The name and state of incorporation of each of the constituent corporations are:

   (a) Ozolutions Inc., a Delaware corporation; and

   (b) International Development Corp., a Nevada corporation.

2. The Plan of Merger (the "Plan of Merger") has been approved, adopted, certified, executed and acknowledged by International Development Corp. and by Ozolutions Inc., in accordance with the provisions of Title 8, subsection (c) of Section 252 of the Delaware General Corporation Law.

3. The name of the surviving corporation is International Development Corp., a Nevada corporation.

4. The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

5. The merger is to become effective on December 9, 2004.

6. The executed Plan of Merger is on file at 30 Denver Crescent, Suite 200, Toronto, Ontario, Canada M2J 1G8, which is the principal place of business of the surviving corporation.

7. A copy of the Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

8. The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving corporation at 30 Denver Crescent, Suite 200, Toronto, Ontario, Canada M2J 1G8.

IN WITNESS WHEREOF, said surviving corporation, has caused this certificate to be signed by Max Weissengruber, its authorized officer, on November 30, 2004.

INTERNATIONAL DEVELOPMENT CORP.

By /s/ Max Weissengruber
Max Weissengruber, President

DECertofMerger-signature